Exhibit 10.13a
CENTEX CORPORATION
COMPREHENSIVE MEDICAL PLAN
(As Amended and Restated Effective January 1, 2005)
First Amendment
     Centex Corporation, a Nevada corporation, having established and maintaining the Centex Corporation Comprehensive Medical Plan, as amended and restated effective January 1, 2005 (the “Plan”), and having reserved the right under Section 8.2 thereof to amend the terms of the Plan in accordance with Section VII of the Centex Corporation Group Welfare Benefits Plan, does hereby amend the Plan, effective as of January 1, 2008, as follows:
     1. Members of the Centex Corporation Board of Directors (“Directors”) shall no longer participate in the Plan, and shall cease to be a Participant as defined in the Plan, unless such Director is an Employee, as defined in the Plan.
     2. Section 3.1 of the Plan is hereby amended to delete the word “Directors” in the first sentence thereof.
     3. The second sentence of Section 3.2 is hereby deleted and replaced in its entirety with the following:
To be eligible for coverage, a Retired Long-Term Employee (“RLTE”) must have been covered as an Employee under the Plan at the time of retirement, must be at least 55 years of age with at least 10 years of service with the Company, must have a minimum annual base salary at the date of retirement of $100,000 (to be adjusted annually for cost of living index increases), must elect coverage at the time of retirement and must not be a member of the Board of Directors of the Company following termination of employment by the Company.
     4. Section 3.2(e) is hereby deleted in its entirety.
     Notwithstanding any language to the contrary in Section 8.3 of the Plan, the terms and conditions of the Plan shall remain in full force and effect, except as such terms and conditions are specifically amended above.

     IN WITNESS WHEREOF, Centex Corporation has caused this Plan to be amended by action of the Plan’s Plan Administrator.

/s/ Michael S. Albright
Michael S. Albright
(Senior Vice President – Administration of Centex Corporation), Plan Administrator

ATTEST:
/s/ Drew F. Nachowiak
Name: Drew F. Nachowiak
Title: Assistant Secretary